Exhibit 99.1
NEWS RELEASE
MARSH & McLENNAN COMPANIES REPORTS FIRST QUARTER 2016 RESULTS
Underlying Revenue Increases 4% Reflecting Growth Across All Operating Companies
GAAP EPS Rises 3% to $.91 from $.88
Adjusted EPS at $.92
NEW YORK, April 28, 2016 - Marsh & McLennan Companies, Inc. (NYSE: MMC), a global professional services firm offering clients advice and solutions in risk, strategy and people, today reported financial results for the first quarter ended March 31, 2016.
Marsh & McLennan Companies President and CEO Dan Glaser said: "We are pleased with our performance in the first quarter. Underlying revenue increased 4% on a consolidated basis, reflecting growth across all operating companies. Underlying growth was 2% in Risk & Insurance Services and 6% in Consulting. Earnings per share increased 3% to $.91. Adjusted EPS was $.92.
"We are off to a strong start to the year, and believe the Company is well positioned to deliver underlying revenue growth, meaningful margin expansion in both operating segments and strong earnings per share growth in 2016," concluded Mr. Glaser.
Consolidated Results
Consolidated revenue in the first quarter of 2016 was $3.3 billion, an increase of 4% on both a reported and underlying basis compared with the first quarter of 2015. Operating income was $733 million, essentially flat compared with $735 million in the prior year. Adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, was $736 million, and net income attributable to the Company was $481 million. On a per share basis, net income attributable to the Company rose 3% to $.91 from $.88 last year. Adjusted earnings per share was $.92.
In March 2015, the Company terminated its post-65 retiree medical reimbursement program in the United States. As a result, the Company recognized a net credit of approximately $125 million, or about $0.15 per share, in the first quarter of 2015.

Risk & Insurance Services
Risk & Insurance Services revenue was $1.9 billion in the first quarter of 2016, an increase of 2% on an underlying basis. Risk & Insurance Services generated operating income of $535 million, and adjusted operating income of $543 million.
Marsh produced revenue in the first quarter of $1.5 billion, an increase of 2% on an underlying basis. International operations produced underlying revenue growth of 2%, reflecting growth of 1% in EMEA, 3% in Asia Pacific and 6% in Latin America. In US/Canada, underlying revenue rose 2%. Guy Carpenter's revenue in the first quarter was $374 million, an increase of 3% on an underlying basis.
Consulting
Consulting generated revenue of $1.5 billion in the first quarter, an increase of 6% on an underlying basis. Operating income was $245 million, with adjusted operating income of $238 million.
Mercer produced revenue of $1 billion in the first quarter, an increase of 3% on an underlying basis. Health, with revenue of $400 million, grew 6% on an underlying basis; Investments, with revenue of $196 million, rose 1%; Talent, with revenue of $131 million, was up 1%; and Retirement, with revenue of $312 million, was flat. Oliver Wyman Group’s revenue was $439 million in the first quarter, an increase of 15% on an underlying basis.
Other Items
In March, the Company issued $350 million of 3.300% senior notes due in 2023, the net proceeds of which it intends to use for general corporate purposes. The Company repurchased 3.5 million shares of its common stock for $200 million in the first quarter.
Conference Call
A conference call to discuss first quarter 2016 results will be held today at 8:30 a.m. Eastern time. To participate in the teleconference, please dial +1 888 500 6973. Callers from outside the United States should dial +1 719 457 2646. The access code for both numbers is 4762012. The live audio webcast may be accessed at www.mmc.com. A replay of the webcast will be available approximately two hours after the event.

About Marsh & McLennan Companies
MARSH & McLENNAN COMPANIES (NYSE: MMC) is a global professional services firm offering clients advice and solutions in the areas of risk, strategy and people. Marsh is a leader in insurance broking and risk management; Guy Carpenter is a leader in providing risk and reinsurance intermediary services; Mercer is a leader in talent, health, retirement and investment consulting; and
Oliver Wyman is a leader in management consulting. With annual revenue of $13 billion and approximately 60,000 colleagues worldwide, Marsh & McLennan Companies provides analysis, advice and transactional capabilities to clients in more than 130 countries. The Company is committed to being a responsible corporate citizen and making a positive impact in the communities in which it operates. Visit www.mmc.com for more information and follow us on LinkedIn and Twitter @MMC_Global.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements.
Factors that could materially affect our future results include, among other things: our ability to maintain adequate safeguards to protect the security of confidential, personal or proprietary information; our ability to compete effectively and adapt to changes in the competitive environment, including to technological and other types of innovation; the impact of potential changes in global economic, political and market conditions on us and our clients, including the possibility of an exit by the United Kingdom from the European Union; our ability to successfully recover should we experience a business continuity problem due to cyberattack, natural disaster or otherwise; our exposure to potential civil remedies or criminal penalties if we fail to comply with U.S. and non-U.S. laws and regulations applicable in the jurisdictions in which we operate; the financial and operational impact of complying with laws and regulations in the jurisdictions in which we operate; our exposure to potential losses and liabilities, including reputational impact, arising from errors and omissions, breach of fiduciary duty and similar claims against us; the impact of fluctuations in foreign exchange rates, interest rates and global securities markets on our results; the impact of changes in applicable tax laws and regulations, including of the regulations recently proposed by the U.S. Treasury Department; the impact on our competitive position of our tax rate relative to our competitors; the effect of our global pension obligations on our financial position, earnings and cash flows; our ability to make acquisitions and dispositions and successfully integrate the businesses we acquire; our ability to incentivize and retain key employees; and the impact of changes in accounting rules or in our accounting estimates or assumptions.
The factors identified above are not exhaustive. Marsh & McLennan Companies and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.
Further information concerning Marsh & McLennan Companies and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share figures)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue	$3,336	$3,215

Expense:
Compensation and Benefits	1,854	1,730
Other Operating Expenses	749	750
Operating Expenses	2,603	2,480
Operating Income	733	735
Interest Income	2	3
Interest Expense	(46)	(36)
Investment (Loss) Income	(3)	2
Income Before Income Taxes	686	704
Income Tax Expense	196	206
Income from Continuing Operations	490	498
Discontinued Operations, Net of Tax	—	(3)
Net Income Before Non-Controlling Interests	490	495
Less: Net Income Attributable to Non-Controlling Interests	9	13
Net Income Attributable to the Company	$481	$482
Basic Net Income Per Share
- Continuing Operations	$0.92	$0.90
- Net Income Attributable to the Company	$0.92	$0.89
Diluted Net Income Per Share
- Continuing Operations	$0.91	$0.89
- Net Income Attributable to the Company	$0.91	$0.88
Average Number of Shares Outstanding
- Basic	521	539
- Diluted	526	545
Shares Outstanding at 3/31	521	538

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended March 31, 2016
(Millions) (Unaudited)

				Components of Revenue Change*
	Three Months Ended March 31,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions Impact	Underlying Revenue
	2016	2015
Risk and Insurance Services
Marsh	$1,488	$1,430	4%	(4)%	6%	2%
Guy Carpenter	374	368	2%	(1)%	-	3%
Subtotal	1,862	1,798	4%	(4)%	5%	2%
Fiduciary Interest Income	6	5
Total Risk and Insurance Services	1,868	1,803	4%	(4)%	5%	2%
Consulting
Mercer	1,039	1,037	-	(3)%	1%	3%
Oliver Wyman Group	439	384	14%	(2)%	1%	15%
Total Consulting	1,478	1,421	4%	(3)%	1%	6%
Corporate / Eliminations	(10)	(9)
Total Revenue	$3,336	$3,215	4%	(3)%	3%	4%

Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended March 31,		% Change GAAP Revenue	Currency Impact	Acquisitions/ Dispositions Impact	Underlying Revenue
	2016	2015
Marsh:
EMEA	$570	$563	1%	(6)%	6%	1%
Asia Pacific	146	148	(2)%	(5)%	1%	3%
Latin America	71	81	(13)%	(19)%	-	6%
Total International	787	792	(1)%	(7)%	4%	2%
U.S. / Canada	701	638	10%	(1)%	9%	2%
Total Marsh	$1,488	$1,430	4%	(4)%	6%	2%
Mercer:
Health	$400	$384	4%	(2)%	-	6%
Retirement	312	331	(5)%	(3)%	(2)%	-
Investments	196	205	(4)%	(6)%	1%	1%
Talent	131	117	11%	(3)%	13%	1%
Total Mercer	$1,039	$1,037	-	(3)%	1%	3%

Notes
Underlying revenue measures the change in revenue using consistent currency exchange rates, excluding the impact of certain items that affect comparability such as: acquisitions, dispositions and transfers among businesses.

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Non-GAAP Measures
Three Months Ended March 31
(Millions) (Unaudited)

The Company presents below certain additional financial measures that are "non-GAAP measures," within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss); adjusted operating margin; and adjusted income, net of tax.

The Company presents these non-GAAP measures to provide investors with additional information to analyze the Company's performance from period to period. Management also uses these measures to assess performance for incentive compensation purposes and to allocate resources in managing the Company's businesses. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income or loss. The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or loss, on a consolidated and segment basis, for the three months ended March 31, 2016 and 2015. The following tables also present adjusted operating margin, which is calculated by dividing adjusted operating income by consolidated or segment GAAP revenue.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended March 31, 2016
Operating income (loss)	$535	$245	$(47)	$733
Add (Deduct) impact of Noteworthy Items:
Restructuring charges (a)	1	—	2	3
Adjustments to acquisition related accounts (b)	7	(1)	—	6
Disposal of business (c)	—	(6)	—	(6)
Operating income adjustments	8	(7)	2	3
Adjusted operating income (loss)	$543	$238	$(45)	$736
Operating margin	28.6%	16.6%	N/A	22.0%
Adjusted operating margin	29.1%	16.2%	N/A	22.1%
Three Months Ended March 31, 2015
Operating income (loss)	$533	$248	$(46)	$735
Add (Deduct) impact of Noteworthy Items:
Restructuring charges (a)	—	—	2	2
Adjustments to acquisition related accounts (b)	13	(1)	—	12
Operating income adjustments	13	(1)	2	14
Adjusted operating income (loss)	$546	$247	$(44)	$749
Operating margin	29.6%	17.4%	N/A	22.9%
Adjusted operating margin	30.3%	17.4%	N/A	23.3%

(a) Primarily severance for center led initiatives, future rent under non-cancellable leases, and integration costs related to recent acquisitions.
(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.
(c) Reflects contingent proceeds related to the disposal of Mercer's U.S. defined contribution recordkeeping business in 2015. This $6 million is also removed from GAAP revenue in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Non-GAAP Measures
Three Months Ended March 31
(Millions) (Unaudited)

Adjusted income, net of tax
Adjusted income, net of tax is calculated as: the Company's GAAP income from continuing operations, adjusted to reflect the after-tax impact of the operating income adjustments set forth in the preceding tables; divided by MMC's average number of shares outstanding-diluted for the period.

Reconciliation of the Impact of Non-GAAP Measures on diluted earnings per share -

	Three Months Ended March 31, 2016			Three Months Ended March 31, 2015
	Amount		Diluted EPS	Amount		Diluted EPS
Income from continuing operations		$490			$498
Less: Non-controlling interest, net of tax		9			13
Subtotal		$481	$0.91		$485	$0.89
Operating income adjustments	$3			$14
Impact of income taxes	—			(5)
		3	0.01		9	0.02
Adjusted income, net of tax		$484	$0.92		$494	$0.91

Marsh & McLennan Companies, Inc.
Supplemental Information
Three Months Ended March 31
(Millions) (Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Consolidated
Compensation and Benefits	$1,854	$1,730
Other operating expenses	749	750
Total Expenses	$2,603	$2,480

Depreciation and amortization expense	$78	$77
Identified intangible amortization expense	33	24
Total	$111	$101

Stock option expense	$11	$8
Capital expenditures	$51	$91

Risk and Insurance Services
Compensation and Benefits	$921	$862
Other operating expenses	412	408
Total Expenses	$1,333	$1,270

Depreciation and amortization expense	$36	$35
Identified intangible amortization expense	28	21
Total	$64	$56

Consulting
Compensation and Benefits	$847	$783
Other operating expenses	386	390
Total Expenses	$1,233	$1,173

Depreciation and amortization expense	$25	$26
Identified intangible amortization expense	5	3
Total	$30	$29

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions)

	(Unaudited) March 31, 2016	December 31, 2015
ASSETS

Current assets:
Cash and cash equivalents	$918	$1,374
Net receivables	3,647	3,471
Other current assets	233	199
Total current assets	4,798	5,044

Goodwill and intangible assets	8,985	8,925
Fixed assets, net	757	773
Pension related assets	1,181	1,159
Deferred tax assets	1,117	1,138
Other assets	1,290	1,177
TOTAL ASSETS	$18,128	$18,216

LIABILITIES AND EQUITY

Current liabilities:
Short-term debt	$265	$12
Accounts payable and accrued liabilities	1,879	1,886
Accrued compensation and employee benefits	724	1,656
Accrued income taxes	128	154
Dividends payable	163	—
Total current liabilities	3,159	3,708

Fiduciary liabilities	4,501	4,146
Less - cash and investments held in a fiduciary capacity	(4,501)	(4,146)
	—	—
Long-term debt	4,748	4,402
Pension, post-retirement and post-employment benefits	2,042	2,058
Liabilities for errors and omissions	319	318
Other liabilities	1,089	1,128

Total equity	6,771	6,602
TOTAL LIABILITIES AND EQUITY	$18,128	$18,216